EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-4 on Form S-3 of our report dated February 27, 2003 relating to the financial statements, which appears in Education Lending Group, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2002 which appear in the Annual Report on Form 10-KSB. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, CA

September 9, 2003